Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 30, 2015, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-204037) and related Prospectus of Corindus Vascular Robotics, Inc. dated May 26, 2015.

/s/ Ernst & Young LLP

Boston, Massachusetts

May 26, 2015